Exhibit 99.1

ARROW ELECTRONICS, INC. 9151 EAST PANORAMA CIRCLE CENTENNIAL, CO 80112 303-824-4000	NEWS

Arrow Electronics Announces Leadership Change

CENTENNIAL, Colo.--(BUSINESS WIRE)--Arrow Electronics, Inc. (NYSE: ARW) (Arrow) today announced that William (“Bill”) F. Austen, member of Arrow’s Board of Directors, has been named Interim President and CEO, effective today. Mr. Austen will succeed Sean Kerins, who separated from his roles as Director, President and CEO of the Company effective today. Mr. Austen will continue to serve as a Director on Arrow’s Board of Directors, though he has stepped down as Chair of the Board’s corporate governance committee and as a member of the compensation committee. The Board is launching a search for a permanent President and CEO.

Independent Board Chair Steven Gunby said, “We have full confidence in the ability of the current leadership team, with Bill Austen’s support, to lead Arrow during this period of transition, and appreciate Bill’s willingness to step into this role.”

Mr. Austen has served as a Director since May 15, 2020. Mr. Austen served as president, chief executive officer, and director of Bemis Company, Inc., a leading global manufacturer of flexible packaging products and pressure-sensitive materials, for six years prior to June 2019. From 2013 to 2014, he served as Bemis’ executive vice president of operations and chief operating officer. From 2000 to 2013, Mr. Austen held roles of increasing executive and operational leadership responsibilities with Bemis and Bemis’ divisions. Mr. Austen also served on the Board of Directors of Tenant Company and Arconic Corporation from 2007 through 2022 and 2020 through 2023 respectively.

Mr. Kerins has agreed to provide continued assistance to the Company to support transition efforts. His separation is unrelated to Arrow’s financial statements.

About Arrow Electronics

Arrow Electronics sources and engineers technology solutions for thousands of leading manufacturers and service providers. With global 2024 sales of $28 billion, Arrow’s portfolio enables technology across major industries and markets. Learn more at arrow.com.

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ARROW ELECTRONICS, INC. 9151 EAST PANORAMA CIRCLE CENTENNIAL, CO 80112 303-824-4000	NEWS

Information Relating to Forward-Looking Statements

Certain information in this press release contains, and oral statements made by our representative from time to time may contain, forward-looking statements. Forward-looking statements can be identified by words such as: "anticipate," "believe," "continue," "could," "estimate," "expect," "future," "goal," "outlook," "intend," "likely," "may," "plan," "potential," "predict," "project," "seek," "should," "strategy," "target," "will," "would," and similar references to future periods. Forward-looking statements include, among others, statements regarding our expectations for our operational initiatives, future performance and financial condition, the plans and objectives of our management and our assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under our control which may cause our actual results, future performance and financial condition to be materially different from the results, performance or other expectations implied by these forward-looking statements. Factors that could cause actual results to differ materially from current expectations are described in our filings with the Securities and Exchange Commission. We urge you to consider all of the risks, uncertainties and factors identified above or discussed in such reports carefully in evaluating the forward-looking statements. The risks described above are not the only risks that we face. We do not intend to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise, except as required by law.

Contacts

Media:
John Hourigan
jhourigan@arrow.com

Investor Relations:
Michael Nelson
michael.nelson@arrow.com

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